Exhibit 99.1

News Release                      FOR IMMEDIATE RELEASE

Contacts:  Chuck Coppa, CFO or Lyle Jensen, CEO

   GreenMan Technologies, 781-224-2411

   Investor Relations Contacts: John Nesbett or Jennifer Belodeau

   Institutional Marketing Services (IMS), 203-972-9200

GreenMan Technologies Reports Second Quarter Fiscal 2011 Results

Lynnfield, MA – May 19, 2011 - GreenMan Technologies, Inc. (OTCQB: GMTI), today announced results for the three and six months ended March 31, 2011.

Lyle Jensen, GreenMan’s President and Chief Executive Officer stated, “We made steady progress during the March quarter both tactically and strategically as we continue our transition to becoming a leader of non-invasive alternative fuel systems for aftermarket diesel engines and generators. During the quarter, our American Power Group (“APG”) subsidiary saw revenue grow to $518,000 which was 438 percent higher than the same period a year ago. APG completed 92 dual fuel conversions for the quarter compared to 6 conversions for the same quarter a year ago. Also during the quarter, the U.S. Environmental Protection Agency (“EPA”) formally amended its alternative fuel conversion regulations providing a clear path to EPA approval for various aftermarket engine families and enabling the start of conversions of medium–duty and heavy-duty diesel trucks in the United States to dual fuel systems like ours.”

Mr. Jensen added, “During the quarter, our Board of Directors determined it was in the best interest of shareholder value to exit the GreenTech recycled rubber products business and authorized management to commence an immediate effort to identify potential buyers for the business and/or evaluate other strategic alternatives. Based on several fair value determinations, we recorded a non-cash impairment and inventory valuation allowance loss of $449,000 at March 31, 2011 relating to the GreenTech business.”

Conference Call

Please join us today, May 19, 2011 at 11:00 AM EST for a conference call in which we will discuss the results for the three and six months ended March 31, 2011. To participate, please call 1-888-211-0193and ask for the GreenMan call using pass code 8385786. A replay of the conference call can be accessed until 11:50 PM on June 15, 2011 by calling 1-888-203-1112 and entering pass code 8385786.

Three Months ended March 31, 2011 Compared to the Three Months ended March 31, 2010

Net sales from continuing operations for the three months ended March 31, 2011 increased $666,000 or 267 percent to $914,000 as compared to net sales of $248,000 for the three months ended March 31, 2010. The increase is primarily attributable to a 438 percent or $422,000 increase in revenue associated with our dual fuel subsidiary during the three months ended March 31, 2011 and a 161 percent or $244,000 increase in our molded recycled rubber products subsidiary.

During the three months ended March 31, 2011, we incurred a negative gross profit of $188,000 as compared to a negative gross profit of $83,000 for the three months ended March 31, 2010. During the three months ended March 31, 2011 we recorded a $175,000 non-cash inventory valuation allowance loss associated with our molded recycled rubber products operations which offset increased revenue from both operations during the three months ended March 31, 2011. In addition, although revenue levels were higher, they were not sufficient to fully absorb all manufacturing overhead costs which contributed to the negative gross profit during the quarter.

Selling, general and administrative expenses for the three months ended March 31, 2011 decreased $161,000 or 12 percent to $1,175,000 as compared to $1,336,000 for the three months ended March 31, 2010. The decrease was primarily attributable to lower travel and professional expenses and the allocation of more internal resources to our ongoing dual fuel research and development efforts during the three months ended March 31, 2011.

Based on our Board of Directors March 2011 decision to exit the molded recycled rubber product business, management determined that based on several fair value determination scenarios the estimated fair value of Green Tech Products to be below its net asset value and recorded a non-cash impairment and inventory valuation allowance loss at March 31, 2011 of $449,000 of which $175,000 is included in Cost of Sales. In addition, we have recorded an impairment loss of $150,000 associated with a long term deposit for the distribution rights to a tire to energy technology which has not been completed.

Expenses for internal research and development projects relating to the introduction of new dual fuel products, enhancements made to the current family of dual fuel products especially in the area of domestic and international vehicular solutions, and research and development overhead increased $111,000 or 52 percent to $324,000 for the three months ended March 31, 2011 as compared to $213,000 for the three months ended March 31, 2010.

During the three months ended March 31, 2011, net interest and financing expense increased $129,000 to $147,000 as compared to $18,000 for the three months ended March 31, 2010 due to increased borrowings.

Our net loss for the three months ended March 31, 2011 was $2,306,000 or ($.07) per basic share as compared to $1,721,000 or ($.05) per basic share for the three months ended March 31, 2010.

Six Months ended March 31, 2011 Compared to the Six Months ended March 31, 2010

Net sales from continuing operations for the six months ended March 31, 2011 increased $1,018,000 or 148 percent to $1,706,000 as compared to net sales of $688,000 for the six months ended March 31, 2010. The increase is primarily attributable to a 444 percent or $717,000 increase in revenue associated with our dual fuel subsidiary during the six months ended March 31, 2011 and a 57 percent or $301,000 increase in our molded recycled rubber products subsidiary.

During the six months ended March 31, 2011, we incurred a negative gross profit of $210,000 as compared to a negative gross profit of $338,000 for the six months ended March 31, 2010. During the six months ended March 31, 2011 we recorded a $175,000 non-cash inventory valuation allowance loss associated with our molded recycled rubber products operations which offset increased revenue from both operations during the six months ended March 31, 2011. In addition, although revenue levels were higher, they were not sufficient to fully absorb all manufacturing overhead costs which contributed to the negative gross profit during the quarter.

Selling, general and administrative expenses for the six months ended March 31, 2011 decreased $210,000 or 8 percent to $2,318,000 as compared to $2,528,000 for the six months ended March 31, 2010. The decrease was primarily attributable to lower travel and professional expenses and the allocation of more internal resources to our ongoing dual fuel research and development efforts during the three months ended March 31, 2011.

Based on our Board of Directors March 2011 decision to exit the molded recycled rubber product business, management determined that based on several fair value determination scenarios the estimated fair value of Green Tech Products to be below its net asset value and recorded a non-cash impairment and inventory valuation allowance loss at March 31, 2011 of $449,000 of which $175,000 is included in Cost of Sales. In addition, we have recorded an impairment loss of $150,000 associated with a long term deposit for the distribution rights to a tire to energy technology which has not been completed.

Expenses for internal research and development projects relating to the introduction of new dual fuel products, enhancements made to the current family of dual fuel products especially in the area of domestic and international vehicular solutions, and research and development overhead increased $223,000 or 76 percent to $514,000 for the six months ended March 31, 2011 as compared to $291,000 for the six months ended March 31, 2010.

During the six months ended March 31, 2011, net interest and financing expense increased $239,000 to $244,000 as compared to $5,000 for the six months ended March 31, 2010 due to increased borrowings.

Our net loss for the six months ended March 31, 2011 was $3,791,000 or ($.11) per basic share as compared to $3,315,000 or ($.05) per basic share for the three months ended March 31, 2010.

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,		Six Months Ended March 31,
	2011	2010	2011	2010

Net sales	$914,000	$248,000	$1,706,000	$688,000
Cost of sales	1,102,000	331,000	1,916,000	1,026,000
Gross profit	(188,000)	(83,000)	(210,000)	(338,000)
Selling, general and administrative	1,175,000	1,336,000	2,318,000	2,528,000
Impairment loss	423,000	—	423,000	—
Research and development	324,000	213,000	514,000	291,000
	1,922,000	1,549,000	3,255,000	2,819,000
Operating loss	(2,110,000)	(1,633,000)	(3,465,000)	(3,157,000)
Other income (expense):
Interest and financing expense	(147,000)	(18,000)	(244,000)	(5,000)
Other, net	(49,000)	(70,000)	(82,000)	(153,000)
Other (expense), net	(196,000)	(88,000)	(326,000)	(158,000)
Net loss	$(2,306,000)	$(1,721,000)	$(3,791,000)	$(3,315,000)

Net loss per share – basic and diluted	$(0.07)	$(0.05)	$(0.11)	$(0.10)

Weighted average shares outstanding - basic and diluted	33,669,000	33,089,000	33,551,000	33,083,000

Condensed Consolidated Balance Sheet Data

	March 31, 2011	September 30, 2010
Assets
Current assets	$2,867,000	$3,804,000
Property, plant and equipment, net	820,000	975,000
Other assets	1,530,000	2,149,000
	$5,217,000	$6,928,000
Liabilities and Stockholders’ Equity
Current liabilities	$4,721,000	$2,768,000
Notes payable, non-current	724,000	1,136,000
Obligations due under lease settlement	506,000	506,000
Stockholders’ (deficit) equity	(734,000)	2,518,000
	$5,217,000	$6,928,000

About GreenMan Technologies

GreenMan’s two alternative energy subsidiaries, American Power Group, Inc. (“APG”) and APG International, Inc. (“APGI”) provide a cost-effective patented dual fuel conversion technology for diesel engines and diesel generators. APG's dual fuel technology is a unique non-invasive energy enhancement system that converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: 1) diesel fuel and compressed natural gas ("CNG"); 2) diesel fuel and liquid natural gas (“LNG”); 3) diesel fuel and well-head gas); and 4) diesel fuel and bio-methane with the flexibility to return to 100% diesel fuel operation at any time. The proprietary technology seamlessly displaces 40% to 60% of the normal diesel fuel consumption and the energized fuel balance is maintained with a proprietary electronic controller system ensuring the engines operate to Original Equipment Manufacturers' ("OEM") specified temperatures and pressures. Installation on a wide variety of engine models and end-market applications requires no engine modification unlike the more expensive invasive alternative fuel systems in the market.See additional information at www.greenman.biz and www.americanpowergroupinc.com.

"Safe Harbor" Statement: Under the Private Securities Litigation Reform Act

With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risks and uncertainties that may individually or collectively impact the matters herein described, including but not limited to the fact that we have sold the tire recycling operations which have historically generated substantially all our revenue and that we will be prohibited from competing in that business on a regional basis until 2013; the risk that we may not be able to increase the revenue or improve the operating results of our American Power Group division; the risk that we may not be able to return to sustained profitability; the risk that we may not be able to secure additional funding necessary to grow our business, on acceptable terms or at all; the risk that if we have to sell securities in order to obtain financing, the rights of our current stockholders may be adversely affected; the risk that we may not be able to increase the demand for our products and services; the risk that we may not be able to adequately protect our intellectual property; and risks of possible adverse effects of economic, governmental, seasonal and/or other factors outside the control of the Company, which are detailed from time to time in the Company's SEC reports, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2010. The Company disclaims any intent or obligation to update these "forward-looking" statements